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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in Pre-Effective Amendment No. 2 to the registration statement on Form S-1 (File No. 333-34679) of our reports dated September 23, 1997 and August 15, 1997, on our audits of the financial statements of Tweedy, Browne Company L.P. and GeoCapital Corp.. We also consent to the references to our Firm under the captions "Experts", "Summary Historical and Pro Forma and Financial Data" and "Selected Historical Financial Data".


                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                                 Coopers & Lybrand L.L.P.

New York, New York

October 7, 1997